EXHIBIT 5.1

Brown, Winick, Graves, Gross, Baskerville and Schoenebaum, P.L.C.	666 Grand Avenue, Suite 2000 Ruan Center, Des Moines, IA 50309

, 2007	direct phone: 515-242-2473
direct fax: 515-323-8573
email: hanigan@brownwinick.com
Board of Directors
Amaizing Energy Holding Company, LLC
2404 West Highway 30
Denison, IA 51442
Re:      2007 Registration Statement on Form S-1; Securities Matters
Dear Board of Directors:
In connection with the preparation and filing by Amaizing Energy Holding Company, LLC (the “Company”) with the Securities and Exchange Commission of a Registration Statement on Form S-1, as amended, relating to the offer and sale by the Company of up to ___units of the Company’s membership interests (the “Membership Units”), and by Amaizing Energy Cooperative and Energy Partners, LLC, the selling security holders listed in the Registration Statement (the “Selling Security Holders”), of 60,789,140 and 21,535,285 Membership Units, respectively, we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:
1.	The Company’s Articles of Organization and any amendments thereof;
2.	The Company’s Amended and Restated Operating Agreement ;
3.	The Company’s resolutions of the Board of Directors authorizing the issuance of units;

4.	The Company’s Registration Statement on Form S-1, as filed by the Company on , 2007 with the United States Securities and Exchange Commission; and

5.	The Company’s Form of Subscription Agreement for the purchase of Membership Units offered pursuant to the Registration Statement.
In rendering our opinions, with the consent of the Company, we have relied upon: (i) the representations of the Company, the Selling Security Holders, and other representatives as set forth in the aforementioned documents as to those factual matters that we were unable to ascertain ourselves; and (ii) certificates and assurances from public officials as we have deemed necessary for purposes of expressing the opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members and representatives in the foregoing documents or in such certificates, and we have relied upon such information and representations in expressing our opinions.
A Firm Commitment to Business TM | 515-242-2400 phone 515-283-0231 fax www.brownwinick.com

                    , 2007

We have assumed in rendering these opinions that no person or party has taken any action inconsistent with the terms of the above-described documents or prohibited by law. We have confirmed that no attorney in this office who has provided legal services within the past six months has notice or knowledge of any misstatements or inaccuracies in the representations upon which we have relied.
The opinions expressed herein shall be effective as of the date of effectiveness of the Company’s Registration Statement. The opinions set forth herein are based upon existing law and regulations, all of which are subject to change prospectively and retroactively. Our opinions are based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinions as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.
Based on our examination and inquiry, we are of the opinion that (i) the Membership Units will be validly issued, duly authorized, fully paid, and non-assessable when issued and sold in the manner referred to in the Registration Statement and under the applicable subscription agreement(s), provided that the Registration Statement is effective and (ii) the Selling Security Holders’ Membership Units have been duly authorized and validly issued and are fully paid and non-assessable.

Very truly yours, Bill Hanigan

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